Exhibit 10.6  Consulting Agreement with Collbrook Strategies Limited Partnership

                              CONSULTING AGREEMENT

         This agreement is made effective as of December 12, 2001, by and between Force 10 Trading, Inc., a public company incorporated in Nevada and a Salt Lake City, Utah consulting group consisting of Jeff Collings and Micah Brooks, who operate as stock traders and educators, individually and under a Utah partnership, Collbrook Strategies Limited Partnership. For purposes of this document Force 10 Trading, Inc. will be referred to either as "the Company" or "Force 10". Mr. Collings of Salt Lake City, Utah; Mr. Brooks of Draper, Utah, and the partnership will be referred to collectively as "the Consultants".

         This Agreement is intended to memorialize and confirm each parties respective duties, rights and obligations.

RECITALS
--------

                The Consultants are knowledgeable stock traders who employ various strategies to trade stock and commodities for themselves and others under the Partnership. They also provide mentoring and educational programs and advise to other traders and potential traders.

                Force 10 provides a trading environment for self-directed traders including education and management of these same traders as well as providing offices, software, hardware, connectivity to the exchanges and other services designed to support the trader.

                For these reasons and others expressed below, the parties have entered into this Agreement as a means of securing to themselves the benefits and advantages of their mutual interests and goals with respect to the business of Force 10 Trading.

1.       CONSULTING SERVICES.

                  Consultants shall provide both general and specific services to the Company, including, but not limited to:

                                    A. GENERAL SERVICES. Generally, Consultants
                           shall maintain, where requested, regular communication with Force 10 to remain aware of Force 10's business development and growth plans. In the event Consultant is or becomes aware of the availability of strategic partnerships, acquisition candidates, including Traders or other business opportunities within of interest to Force Ten, Consultants shall present any such opportunities to Force 10 before presenting the same to any other person or entity; and Force 10 shall have thirty (30) days to evaluate each such opportunity and either (i) communicate to Consultants that it will pursue the opportunity and take affirmative steps to pursue the same, in which case Consultants shall not offer the same to any other person or entity, or (ii) communicate to Consultants that Force 10 shall not pursue such opportunity, in which case Consultants may offer the same to third parties and shall have no further obligation to Force 10 with respect thereto.


                  B.       SPECIFIC SERVICES.

                           i) Consultants will operate and trade from the Force 10 offices using the offices of the Company to execute all of their trades.
                           ii) The Company will receive commissions from these trades.
                           iii) The Consultants will assist the Company in the formation of a subsidiary company or private company to promote the Consultant's educational materials. The development of this company will provide a system of training for traders, both for in-house seminars and for training and seminars via the Internet.

2.       TERM OF AGREEMENT.
                  Unless extended by a separate written agreement, the term of this Agreement shall be two (2) years from the date of its execution.

3.       PAYMENT FOR CONSULTING SERVICES.
                                    A. INITIAL PAYMENT. The Company shall cause
                           to be issued two hundred thousand (200,000) shares of its restricted common stock to Consultants or their assignees. Restricted Common Stock referred to under this subparagraph will be restricted under Section 144 of the Securities Act of 1933 ("Restricted Stock"). Consultant understands that the shares received are characterized as "restricted securities" under the federal securities laws inasmuch as they are not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, except in certain limited circumstances. In this connection, Consultant represents that they are familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act. It is understood that the certificates evidencing the stock may bear the following legends: (1) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or the securities laws of any state of the United States ("State Acts"). The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable State Acts, or pursuant to an exemption from registration under the Act and qualification under applicable State Acts, the availability of which is to be established to the reasonable satisfaction of Force 10.
                                    B. OFFICE SPACE. The Company will provide
                           offices and associated services to the Consultants so that they may trade and mentor from the Force 10 offices.
                                    C. EDUCATIONAL AND TRAINING SERVICES. The
                           Company will set up, with cooperation of the Consultants an education and training company to be develop in joint cooperation as the parties may agree.
                                    D. TRADING ACCOUNT LOAN. Upon completion of
                           any fund raising in excess of $1 million, the Company agrees to loan the Consultants $200,000 for their trading account, the terms to be agreed upon by mutual consent.

                  E.       COMMISSIONS AND FINDERS FEES.
                                            i) ACQUISITIONS. In the event that
                                    Consultants introduces Force 10 to any
                                    potential acquisition or merger candidate (a
                                    "Candidate") and Force 10 closes on a
                                    transaction with a Candidate, a Commission of five percent (5%) of the purchase price or valuation of the transaction shall be due to Consultants. This fee shall be payable in a like consideration as that used in the transaction. For example, a cash purchase of a Candidate shall require a cash Commission from Force 10 to Consultants and a stock purchase of a Candidate shall require a stock payment from Force 10 to Consultant.
                                             ii) FUNDING. In the event that
                                    Consultants introduces or otherwise arranges capital financing for Force 10, a Finders Fee of five percent (5%) of the gross amount funded will be due to Consultants. Fees due under this subparagraph shall be payable in cash within five (5) days of funding.
                                             iii) COMMISSIONS ON FROM TRADES
                                    PLACED BY CONSULTANT INTRODUCED TRADERS. The
                                    Company agrees to pay Consultant a
                                    commission of $1.00 per trade placed by
                                    every trader introduced to the Company by

                                    Consultant. Such trades must be placed in the Company's offices and the gross amount of this commission shall be limited to seven hundred and fifty dollars ($750.00) per month.

4. ENTIRE AGREEMENT. This agreement encompasses all the terms of the agreement between the parties hereto, and this agreement supersedes any and all other agreements, either orally or in writing, between the parties hereto with respect to the matters discussed herein. Any modifications of this agreement will be effective only if set forth in a writing signed by both parties. Notwithstanding this paragraph, the parties of this agreement agree that a separate agreement outlining the details of a licensing and resale agreement of the Consultant's educational courses to the Company may be necessary to memorialize the parties intentions.

5. SEVERABILITY. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of the remaining provisions of this agreement.

6. GOVERNING LAW. This agreement shall be construed in accordance with, and governed by, the laws of the State of Utah.


Signature page follows

CONSULTANTS                                   FORCE 10 TRADING, Inc.



By  /S/ JEFF COLLINGS                         By  /S/ JON H.MARPLE
    -------------------------------               -----------------------------
    Jeff Collings, individually and               Jon H. Marple, President
    as partner of Collbrook



By: /S/ MICAH BROOKS
    ------------------------------------------------------
    Micah Brooks, individually and as partner of Collbrook